Exhibit 23.10(a)

Golder Associates Ltd.

March 27, 2020

TO:	Seabridge Gold Inc. United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”) Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016 (the “Report”)

In connection with the Company’s Annual Report on Form 40-F (the “40-F”), to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, Ross Hammett, Ph.D., P.Eng., on behalf of myself and Golder Associates Ltd., hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the 40-F;

2.	consent to the use of my name and Golder Associates Ltd.’s name and references to the Report, or portions thereof, in the 40-F and to the inclusion or incorporation by reference of information derived from the Report in the 40-F;

Yours truly,

/s/ Ross Hammett
Ross Hammett, Ph.D., P.Eng.